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                                                                     Exhibit 4.1

                                 FIRST AMENDMENT
                                     TO THE
                1995 STOCK PLAN FOR EMPLOYEES AND DIRECTORS OF
                          SPEEDFAM INTERNATIONAL, INC.
                          AS AMENDED AS OF MAY 22, 1997


      Pursuant to Section 15 of the 1995 Stock Plan for Employees and Directors of SpeedFam International, Inc., as amended as of May 22, 1997 (the "Plan"), the Plan is hereby amended, effective as of October 8, 1998, as follows:

      1. Paragraph 2.b. shall be amended by substituting "1,800,000" for "1,000,000."

      2. Paragraph 3.a. and the last paragraph (c) of Section 3 shall be revised by substituting "non-employee director" for "disinterested person."

      IN WITNESS WHEREOF, this First Amendment has been executed by SpeedFam International, Inc. on this 8th day of October, 1998.


                                       SPEEDFAM INTERNATIONAL, INC.


                                       By /s/ James N. Farley
                                          ---------------------------------
                                          Its: Chairman

Attest

  /s/ Charles A. Kelly
------------------------------
        Secretary